UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2015 (November 10, 2015)
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
The Board of Directors (the "Board") of New Jersey Resources Corporation (the "Company"), pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee (“NCGC”), made the following changes to the Company’s Non-Employee Director Compensation:

•
an increase to the annual equity retainer, increasing the value of the annual equity retainer to $90,000 (the number of shares to be based upon the closing price of a share of the Company’s common stock on the date of the grant); and

•	an increase to the Lead Director annual cash retainer to $18,750

The Board approved these changes during its meeting, on November 10, 2015; the changes will be effective January 1, 2016. A summary of the Company's non-employee director compensation, as amended, is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) (c)    On November 11, 2015, the Company announced that the Board of Directors of the Company appointed Patrick J. Migliaccio to serve as Senior Vice President and Chief Financial Officer of the Company, effective January 1, 2016. Mr. Migliaccio, age 41, has served as the Company’s Vice President, Finance and Accounting since November 2014; Treasurer from August 2013 to May 2015; Corporate Controller from January 2012 to August 2013; and Controller of Unregulated Operations from April 2009 to January 2012.

The Company also announced that Glenn C. Lockwood, age 54, who has served as Chief Financial Officer since 1995, will remain with the Company as Executive Vice President, effective January 1, 2016. Currently, he plans to retire in January 2017.

A copy of the press release announcing these changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Migliaccio’s promotion, the Board of Directors approved an annual base salary of $284,000 and a target bonus opportunity commensurate with the office of Senior Vice President under the Company’s Officer Annual Incentive Plan.

(e)    Fiscal 2016 Annual Incentive Plans
At its November 10, 2015 meeting, the Leadership Development and Compensation Committee (the “LDCC”) of the Board of Directors of the Company approved several items relating to compensatory arrangements with its named executive officers. The details of these approvals are outlined below.
On November 10, 2015, the LDCC approved the Company’s fiscal year 2016 Officer Annual Incentive Plan (the “2016 OIP”) for officers of the Company and the 2016 NJR Energy Services Company Annual Incentive Plan (the “2016 NJRES AIP”) for officers of NJR Energy Services Company (“NJRES”). For fiscal year 2016, each of the Company’s Named Executive Officers (“NEOs”) other than Mr. Stephen D. Westhoven, participate in the 2016 OIP. Mr. Westhoven participates in the 2016 NJRES AIP. The objectives for the 2016 OIP and the 2016 NJRES AIP are to maintain line of sight for each executive officer by providing them with an understanding of their individual objectives and how they could be achieved based on areas that they impact, continue the linkage to corporate results and provide flexibility to determine awards based on qualitative performance assessments.
The performance criteria for receiving an annual incentive award under the 2016 OIP are net financial earnings (“NFE”), individual leadership and Commitment to Stakeholders goals. Under the 2016 OIP, a performance hurdle based on the Company’s NFE for fiscal year 2016 must be met in order to be eligible to receive an award. Each of the NEO’s, other than Mr. Westhoven, annual incentive award under the 2016 OIP is based 50 percent on the Company’s NFE, 30 percent on the NEO achieving an individual leadership component and 20 percent on the Company meeting an overall Commitment to Stakeholders component. Under the 2016 OIP, the target annual incentive award opportunity for the NEOs, other than the Chief Executive Officer and Mr. Westhoven, is 60 percent of base salary and the target annual incentive award opportunity for the Chief Executive Officer is 100 percent of base salary. Actual fiscal year 2016 cash incentive award payments under the 2016 OIP, if earned, could range from 0 percent up to 150 percent of this targeted amount for each of the NEOs, other than Mr. Westhoven. Amounts payable under the

2016 OIP that exceeded 100 percent of the target amount could be paid in full, or in part, in the form of restricted stock based on the Chief Executive Officer’s recommendation and subsequent approval by the LDCC or in the case of the Chief Executive Officer based on the LDCC’s determination.
The performance criteria for Mr. Westhoven to receive an annual incentive award under the 2016 NJRES AIP is based upon pre-tax, pre-incentive compensation profits at NJRES. Under the 2016 NJRES AIP, a performance hurdle based on NJRES’ NFE for fiscal year 2016 must be met in order to be eligible to receive an award. If the 2016 NJRES AIP performance hurdle is achieved, the maximum award to Mr. Westhoven would be funded but subject to reduction by the LDCC through the application of negative discretion factors described in the NJRES 2016 AIP. The maximum payout to Mr. Westhoven under the 2016 NJRES AIP may not exceed $2.5 million. The Chief Executive Officer makes a recommendation to the LDCC for Mr. Westhoven’s incentive payment for the LDCC’s ultimate determination and approval. The LDCC retains the ability to alter the amount of the incentive payment to Mr. Westhoven and to determine whether awards should be in the form of cash and/or equity grants, any of which equity grants may be subject to further vesting based on continued service or achievement of established performance goals.
In addition, under the 2016 OIP and 2016 NJRES AIP, based upon the recommendations of the Chief Executive Officer, the LDCC reserves the ability to modify, based upon its qualitative assessment, any annual incentive award payable. In addition, the Chief Executive Officer, subject to LDCC approval, may recommend special recognition awards to NEOs who have made significant contributions and have demonstrated a sustained level of outstanding performance. The LDCC may approve special recognition awards to the Chief Executive Officer.
Any award payable to an NEO under the 2016 OIP or the 2016 NJRES AIP is subject to the Company’s Compensation Recoupment Policy.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired:	Not applicable.

(b)	Pro forma financial information:	Not applicable.

(d)	Exhibits:

Exhibit Number	Description
10.1	Summary of New Jersey Resources Corporation Non-Employee Director Compensation
99.1	Press Release of the Company dated November 11, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2015
NEW JERSEY RESOURCES CORPORATION
By:    /s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of New Jersey Resources Corporation Non-Employee Director Compensation
99.1	Press Release of the Company dated November 11, 2015.